THIRD MODIFICATION AGREEMENT


     BY THIS THIRD MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 30th day of April, 1999, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, whose address is 100 West Washington, Post Office Box 29742, MAC #4101-251, Phoenix, Arizona 85038-9742 (hereinafter called "Lender"), and APOLLO GROUP, INC., an Arizona corporation, whose address is 4615 East Elwood Street, Suite 400, Phoenix, Arizona 85040 (hereinafter called "Company"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

SECTION 1.     RECITALS.

     1.1 Company and Lender entered into a Loan Agreement dated November 17, 1997 (as amended, the "Loan Agreement"), which provided for, among other things, a revolving line of credit (the "RLC") in the amount of $10,000,000.00, evidenced by a Revolving Promissory Note dated November 17, 1997, executed by the Company (the "RLC Note"), all upon the terms and conditions contained therein. The Loan Agreement was previously modified by that Modification Agreement dated as of February 5, 1998 and that Second Modification Agreement dated as of August 13, 1998. All undefined capitalized terms used herein shall have the meaning given them in the Loan Agreement.

     1.2 As of the date hereof, prior to the effect of the modifications contained herein, the outstanding principal balance of the RLC is $0. Lender has issued for the account of the Company (a) two (2) standby letters of credit in the amount of $17,860.00 and $2,742,476.00, originally issued on November 13, 1997 and subsequently amended from time to time and (b) a standby letter of credit in the amount of $1,243,632.94 originally issued on September 14, 1998.

     1.3 Company and Lender desire to modify the Loan Agreement as set forth herein.

SECTION 2.     LOAN AGREEMENT.

     The modifications provided in this Section 2 shall be effective as of February 28, 1999 as though entered into as of such date.

     2.1	The following definitions in Section 2.1 of the Loan
Agreement are hereby amended to read as follows:

          "Adjusted LIBOR Rate" means, for each LIBOR
     Advance, the rate per annum determined by Lender to be equal to (i) LIBOR plus (ii) 75 basis points.

          "Maturity Date" means February 1, 2001.

          "Maximum Letter of Credit Balance" means
     $6,000,000.00.

     2.2	Section 4.1(a) of the Loan Agreement is hereby amended
to read as follows:

          (a)	Provided that Borrower has satisfied the
     conditions precedent contained in Section 4.2 hereof, Lender agrees, from time to time, to issue and/or renew Letters of Credit on behalf of Borrower or, at the written request of Borrower, on behalf of any Subsidiary so long as upon such issuance or renewal (i) upon the issuance of each Letter of Credit, a fee is paid by Borrower to Lender in an amount equal to the greater of $500.00 or three-quarters of one percent (0.75%) per annum of the face amount of such Letter of Credit, based on a 360-day year, actual days elapsed,
     (ii) fees upon the payment or negotiation by Lender of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity,
     (iii) in accordance with the terms and conditions of
     Section 3.1 hereof, the Outstanding RLC Balance would not exceed the RLC Commitment Amount, and (iv) the aggregate amount of the face amount of Letters of Credit outstanding at such time would not exceed the Maximum Letter of Credit Balance.

     2.3	Section 8.1 of the Loan Agreement is hereby amended to
read as follows:

          Section 8.1	No Mergers, Acquisitions and
     Consolidations. Dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or substantially all of its property or assets, or purchase or acquire the assets or capital stock of an

                            -2-
     unrelated Person, or allow any Subsidiary to do so, except that (i) any Subsidiary of Borrower may merge into or transfer assets to Borrower or any other Subsidiary, and (ii) Borrower and any of its Subsidiaries may undertake mergers and acquisitions so long as (a) the aggregate consideration paid by Borrower and all its Subsidiaries with respect to all merger and acquisitions is not more than $25,000,000.00 per fiscal year and (b) Borrower or any of its Subsidiaries is the surviving entity of any such merger or acquisition.

     2.4	Section 8.5 of the Loan Agreement is hereby amended to
read as follows:

          Section 8.5	Indebtedness.  Incur or permit any
     Subsidiary to incur, Indebtedness from any Person, except (i) trade payables incurred in the ordinary course of business; (ii) Indebtedness with the Lender;
     (iii) Indebtedness resulting from its guaranty associated with the Union Bank Campus Card Program; and
     (iv) Permitted Non-Bank Indebtedness not to exceed $10,000,000.00 in the aggregate in any fiscal year.

     2.5	Section 8.6 of the Loan Agreement is hereby amended to
read as follows:
          Section 8.6	Payment of Dividends.  Declare or
     pay any cash dividends or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.
     Notwithstanding the foregoing, Borrower shall be permitted (i) to pay intercompany dividends, provided said dividend(s) has (have) no effect whatsoever on Borrower's consolidated stockholder's equity, (ii) to pay non-cash dividends including but not limited to intercompany non-cash dividends and non-cash dividends to facilitate stock splits, and (iii) to repurchase shares of its Class A common stock up to an aggregate amount of $40,000,000.00, which amount shall include the approximately $14,500,000.00 repurchased through
     February 28, 1999.



                            -3-
SECTION 3.     OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

     3.1	All references to the Loan Agreement in the Loan
Agreement, the RLC Note and the other documents delivered with respect to the RLC (the "Loan Documents") are hereby amended to refer to the Loan Agreement as hereby amended.

     3.2	Company acknowledges that the indebtedness evidenced by
the RLC Note is just and owing, that the balance thereof is correctly shown in the records of Lender as of the date hereof, and Company agrees to pay the indebtedness evidenced by the RLC
Note according to the terms thereof, as herein modified.

     3.3	Company hereby reaffirms to Lender each of the
representations, warranties, covenants and agreements of Company set forth in the RLC Note and the Loan Agreement, with the same force and effect as if each were separately stated herein and made as of the date hereof.

     3.4	Company hereby ratifies, reaffirms, acknowledges, and
agrees that the RLC Note and the Loan Agreement, represent valid, enforceable and collectible obligations of Company, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Company hereby expressly waives, releases and absolutely and forever discharges Lender and its present and former shareholders, directors, officers, employees and agents, and their separate and respective heirs, personal representatives, successors and assigns, from any and all liabilities, claims, demands, damages, action and causes of action, whether known or unknown and whether contingent or matured, that Company may now have, or has had prior to the date hereof, or that may hereafter arise with respect to acts, omissions or events occurring prior to the date hereof. To the best of Company's knowledge, Company further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a default under this Agreement, the RLC Note or the Loan Agreement.

     3.5	All terms, conditions and provisions of the RLC Note
and the Loan Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. The RLC Note and the Loan Agreement, as amended hereby, are hereby ratified and reaffirmed by Company, and Company specifically acknowledges the validity and enforceability thereof.

                             -4-
SECTION 4.     GENERAL.

     4.1	This Agreement in no way acts as a release or
relinquishment of those rights securing payment of the RLC. Such rights are hereby ratified, confirmed, renewed and extended by Company in all respects.

     4.2	The modifications contained herein shall not be binding
upon Lender until Lender shall have received all of the following:

          (a)	An original of this Agreement fully executed
     by the Company.

          (b)	Such resolutions or authorizations and such
     other documents as Lender may reasonably require relating to the existence and good standing of the Company and the authority of any person executing this Agreement or other documents on behalf of the Company.

     4.3	Company shall execute and deliver such additional
documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement.

     4.4	Company shall pay all costs and expenses, including,
but not limited to, reasonable attorneys' fees incurred by Lender in connection herewith, whether or not all of the conditions described in Paragraph 4.2 above are satisfied. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Company, and all such funds advanced shall be due and payable upon demand.

     4.5	Notwithstanding anything to the contrary contained
herein or in any other instrument executed by Company or Lender, or in any other action or conduct undertaken by Company or Lender on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Agreement. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the RLC or of the RLC Note or the Loan Agreement, shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date hereof.
                              -5-

     4.6	Time is hereby declared to be of the essence hereof of
the RLC, of the RLC Note and of the Loan Agreement, and Lender requires, and Company agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the RLC Note and the Loan Agreement.

     4.7	This Agreement shall be binding upon, and shall inure
to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

     4.8 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

     4.9 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION, a national banking
                              association


                              By:         /s/ Karen Maher
                                   ------------------------------
                              Name:         Karen Maher
                                   ------------------------------
                              Its:         Vice President
                                   ------------------------------

                                                           LENDER


                              APOLLO GROUP, INC., an Arizona
                              corporation


                              By:       /s/ Kenda Gonzales
                                   ------------------------------
                              Name:       Kenda Gonzales
                                   ------------------------------
                              Its:    Chief Financial Officer
                                   ------------------------------


                            COMPANY
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